PNM Resources
Alvarado Square
Albuquerque, NM 87158
www.pnmresources.com
EXHIBIT 32.5
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2007, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on August 13, 2007 (“Report”), I, W. Douglas Hobbs, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By:	/s/ W. Douglas Hobbs
W. Douglas Hobbs
President and Chief Executive Officer Texas-New Mexico Power Company